SECURITIES AND EXCHANGE COMMISSION
             WASHINGTON, D.C. 20549

                    FORM 8-K

                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the
        Securities Exchange Act of 1934


          Date of Report: May 1, 2002




          ALPHA HOSPITALITY CORPORATION

 (Exact Name of Registrant as Specified in Charter)





       Delaware                   1-12522                        13-3714474
(State or other jurisdiction  (Commission File No.)             (IRS Employer
        of incorporation)                                  Identification No.)




29-76 Northern Boulevard, 2nd Floor, Long Island City, New York        11101
       (Address of Principal Executive Offices)                    (Zip Code)



     Registrant's telephone number, including area code: (718) 685-3014

ITEM 5.   OTHER EVENTS

     Alpha Hospitality Corporation (the "Company") announced today that its recently appointed Chairman and Chief Executive Officer, Robert A. Berman, has entered into an irrevocable proxy and voting agreement, attached as Exhibit A hereto, with the Company's principal shareholder, Bryanston Group, Inc. ("Bryanston"). The agreement, which has a three year term, confirms upon Mr. Berman the right to vote Bryanston's shares for the election of a majority of the members of the Board of Directors of the Company. Bryanston currently owns 2,326,857 shares of the Company's common stock representing approximately
48% of the total shares eligible to vote.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 1, 2002         ALPHA HOSPITALITY CORPORATION
                                       (Registrant)

                               By: /s/ Scott A. Kaniewski
                                    Scott A. Kaniewski
                                    Vice President of Finance
                                    and Development

                               By: /s/ Robert Steenhuisen
                                    Robert Steenhuisen
                                    Chief Accounting Officer

                  IRREVOCABLE
          PROXY AND VOTING AGREEMENT

By signing below, Bryanston Group, Inc. ("Bryanston") grants to
Robert Berman ("Berman") an irrevocable proxy for a duration of three years (subject to earlier termination as provided below), hereby revoking all prior proxies relating to the rights granted herein, to vote all of the shares of common stock of Alpha Hospitality Corporation ("Alpha") owned by Bryanston with respect to, but only with respect to, the election of members to the Board of Directors of Alpha, whether or not such vote takes place at an annual meeting, special meeting or by written consent action, as follows: (A) in favor of such three (3) individuals, who are qualified to act as directors under the ByLaws of Alpha, as may be designated from time to time by Bryanston; and (B) in favor of such four (4) individuals, who are qualified to act as directors under the By-Laws of Alpha, as may be designated from time to time by Berman; provided, however, that, if the number of members constituting the Board of Directors of Alpha shall be increased above seven
(7) or decreased below seven (7), the numbers in the foregoing clauses (A) and (B) shall be proportionately increased or decreased, respectively. In the event any designee for election to the Board of Directors fails to qualify as a director or any member of the Board of Directors is removed as a director under the By-Laws of Alpha, either Bryanston or Berman, which ever shall have initially designated said director, shall have the right to designate a new, qualified director to be nominated for election to the Board of Directors in place of such unqualified designee or to designate a new, qualified director to fill the vacancy created by the removal of said director, as the case may be; provided, however, that, in the event
Bryanston (if it were an individual and were a member of the Board of Directors) would be subject to removal from the Board of Directors pursuant to the By-Laws of Alpha, then Berman shall be entitled to fill any vacancy left by a Bryanston designee. This voting proxy is irrevocable and is coupled with an interest in Alpha.

By signing below, each of Watertone, Berman and Scott Kaniewski
("Kaniewski") agrees to vote, and to cause each of its or his affiliates to vote, all of the shares of common stock of Alpha owned by it or him or any such affiliate with respect to, but only with respect to, the election of members to the Board of Directors of Alpha, whether or not such vote takes place at an annual meeting, special meeting or by written consent action, as follows: (A) in favor of such three (3) individuals, who are qualified to act as directors under the By-Laws of Alpha, as may be designated from time to time by Bryanston; and (B) in favor of such four (4) individuals, who are qualified to act as directors under the By-Laws of Alpha, as may be designated from time to time by Berman; provided, however, that, if the number of members constituting the Board of Directors of Alpha shall be increased above seven
(7) or decreased below seven (7), the numbers in the foregoing clauses (A) and (B) shall be proportionately increased or decreased, respectively. In the event any designee for election to the Board of Directors fails to qualify as a director or any member of the Board of Directors or any member of the Board of Directors is removed as a director under the By-Laws of Alpha, either Bryanston or Berman, which ever shall have initially designated said director, shall have the right to designate a new, qualified director to be nominated for election to the Board of Directors in place of such unqualified designee or to designate a new, qualified director to fill the vacancy created by the removal of said director, as the case may be; provided, however, that, Bryanston (if it were an individual and were a member of the Board of Directors) would be subject to removal from the Board of Directors pursuant to the By-Laws of Alpha, then Berman shall be entitled to fill any vacancy left by a Bryanston designee.

           In the event Berman (a) is no longer an officer of Alpha and has either(i) resigned or been removed from, and is no longer serving on, the Board of Directors of Alpha, or (ii) is subject to removal under the By-Laws of Alpha (whether or not actually removed); (b) is deceased; or (c) becomes legally incapacitated as adjudged by a court of competent jurisdiction to act pursuant to this Irrevocable Proxy And Voting Agreement, the proxy granted above by Bryanston to Berman with respect to the shares of common stock of Alpha owned by Bryanston shall immediately cease and terminate and all voting rights associated herewith shall revert to Bryanston. This Irrevocable Proxy And Voting Agreement shall in any event
(if not sooner terminated) terminate on, and be of no force or effect after, the third anniversary of the date hereof This Irrevocable Proxy And Voting Agreement shall be on record in the books and records of Alpha. In the event, prior to the termination of this Irrevocable
Proxy And Voting Agreement, Bryanston sells, assigns, transfers, devises or otherwise disposes of shares of stock of Alpha bound by this Irrevocable
Proxy And Voting Agreement, the rights granted herein shall terminate, but only to the extent of the shares of stock transferred, in all other respects this Irrevocable Proxy and Voting Agreement shall remain in full force and effect; provided, however, that the rights granted herein shall attach and be enforceable against the transferee in the event Bryanston either (a) sells any stock to an officer, director or employee of Bryanston. a family member of an officer, director or employee of Bryanston or any other individual or entity otherwise affiliated with Bryanston or (b) sells five percent (5%) or more of the issued and outstanding shares of stock in Alpha in a private sale to a transferee who (if he or she were a member of the Board of Directors) would be subject to removal from the Board of Directors pursuant to the Bylaws of Alpha or, in the case of a transferee entity, such entity (if it were an individual and were a member of the Board of Directors) would be subject to removal from the Board of Directors pursuant to the Bylaws of Alpha.

Dated: As of April 30,  2002.

BRYANSTON GROUP, INC.          WATERTONE HOLDING LLC

By: /s/ Brett Tollman          By: /s/ Robert Berman
Name:                          Name:
Title:                         Title:


/s/ Robert Berman                        /s/ Scott Kaniewski
Robert Berman                            Scott Kaniewski